COLLEGE RETIREMENT EQUITIES FUND
                      730 Third Avenue, New York, NY 10017

               GROUP SUPPLEMENTAL RETIREMENT UNIT-ANNUITY CONTRACT


GROUP SUPPLEMENTAL RETIREMENT UNIT-ANNUITY
         CONTRACT NO.:  [CGSRA-0001]
CONTRACTHOLDER:  [ABC UNIVERSITY]
DATE OF ISSUE:  [April 1, 1991]
[STATE OF DELIVERY:  NEW YORK]

         [ This contract ("the Contract") was made and delivered in the State of New York. The validity and effect of all rights and duties under this Contract are governed by the laws there in force.]

         This contract [("the Contract")] is issued in consideration of the payment of Premiums by the Contractholder to the College Retirement Equities Fund ("CREF"). CREF will issue to each Participant a certificate ("Certificate") setting forth the benefits under the Contract to be derived from Premiums paid on behalf of such Participant.

         The Contract may be amended by agreement of CREF and the Contractholder without the consent of any other person, provided that such change does not reduce the then current Accumulation of any Participant, or any benefit purchased under the Contract up to that time. CREF may stop accepting Premiums under the Contract at any time.

         The provisions contained on the following pages (the Certificate) are part of the Contract.


                                             /s/John H. Biggs
                                             -----------------------
                                                   CHAIRMAN AND
                                             CHIEF EXECUTIVE OFFICER

30 DAY FREE LOOK TO YOUR CREF GROUP
SUPPLEMENTAL RETIREMENT UNIT-ANNNUITIY CERTIFICATE
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                        COLLEGE RETIREMENT EQUITIES FUND
                    730 Third Avenue, New York, NY 10017-3206


                NOTICE OF 30-DAY RIGHT TO CANCEL THIS CERTIFICATE

         It is our wish that you fully understand the provisions of your Certificate and be entirely satisfied with it. Please read it carefully. You may cancel this Certificate by taking all of the following actions within 30 days from the date you receive it:

         1.    Delivering or mailing the Certificate to us, and

         2. Sending us the "Notice of Cancellation" below or a telegram or other written notification similarly worded.

         The  Certificate  and  notification  should be  delivered or mailed to:
CREF, 730 Third Avenue, New York, NY 10017-3206.

------------------------------------------------------------------------------


                             NOTICE OF CANCELLATION

         I am the owner of CREF Certificate No._____________________ which I received within the last 30 days.

         I hereby cancel this Certificate. I request that all premiums paid for it be refunded to the remitter of the premiums. I understand that if this Certificate was issued as a result of a transfer from another CREF unit annuity certificate or a certificate or contract issued by Teachers Insurance and Annuity Association of America, the premium refund will be reinstated in such certificate or contract.

         I understand that upon delivering or mailing this notice and the Certificate to CREF, the Certificate is void as of the date of issue and no benefits will be provided under it.


Dated:___________________   Signature:__________________________________________


                                   ---------------------------------------------
                                                 NAME (PLEASE PRINT)

30 DAY FREE LOOK TO YOUR CREF
RETIREMENT UNIT-ANNNUITIY CERTIFICATE

--------------------------------------------------------------------------------


                        COLLEGE RETIREMENT EQUITIES FUND
                    730 Third Avenue, New York, NY 10017-3206

                NOTICE OF 30-DAY RIGHT TO CANCEL THIS CERTIFICATE

         It is our wish that you fully understand the provisions of your Certificate and be entirely satisfied with it. Please read it carefully. You may cancel this Certificate by taking all of the following actions within 30 days from the date you receive it:

         1.       Delivering or mailing the Certificate to us, and

         2. Sending us the "Notice of Cancellation" below or a telegram or other written notification similarly worded.

         The  Certificate  and  notification  should be  delivered or mailed to:
CREF, 730 Third Avenue, New York, NY 10017-3206.

                               CAUTION: IMPORTANT!

         If this Certificate has been issued in accordance with the requirements of your employer's retirement plan, keeping the Certificate may be required as a condition of your employment. If you have any questions, please review the provisions of your employer's retirement plan or consult with your employer to determine your rights and obligations with respect to the plan and this Certificate.

--------------------------------------------------------------------------------

                             NOTICE OF CANCELLATION

         I am the owner of CREF Certificate No._____________________ .

         I hereby cancel this Certificate. I request that the accumulated value of all premiums paid for it be refunded to the remitter of the premiums. I understand that if this Certificate was issued as a result of a transfer from another CREF unit-annuity certificate or a certificate or a contract issued by Teachers Insurance and Annuity Association of America, the premium refund will be reinstated in such certificate or contract.

         I understand that upon delivering or mailing this notice and the Certificate to CREF, the Certificate is void as of the date of issue and no benefits will be provided under it.

Dated:___________________   Signature:__________________________________________


                                   ---------------------------------------------
                                                  NAME (PLEASE PRINT)

--------------------------------------------------------------------------------

30 DAY FREE LOOK TO YOUR CREF
SUPPLEMENTAL RETIREMENT UNIT-ANNNUITIY CERTIFICATE

--------------------------------------------------------------------------------












--------------------------------------------------------------------------------

30 DAY FREE LOOK TO YOUR CREF
SUPPLEMENTAL RETIREMENT UNIT-ANNNUITIY CERTIFICATE

--------------------------------------------------------------------------------


                        COLLEGE RETIREMENT EQUITIES FUND
                    730 Third Avenue, New York, NY 10017-3206

                NOTICE OF 30-DAY RIGHT TO CANCEL THIS CERTIFICATE

         It is our wish that you fully understand the provisions of your Certificate and be entirely satisfied with it. Please read it carefully. You may cancel this Certificate by taking all of the following actions within 30 days from the date you receive it:

         1.       Delivering or mailing the Certificate to us, and

         2. Sending us the "Notice of Cancellation" below or a telegram or other written notification similarly worded.

         The  Certificate  and  notification  should be  delivered or mailed to:
CREF, 730 Third Avenue, New York, NY 10017-3206.

--------------------------------------------------------------------------------


                             NOTICE OF CANCELLATION

         I am the owner of CREF Certificate No._____________________ which I received within the last 30 days.

         I hereby cancel this Certificate. I request that the accumulated value, as of the end of the Business Day in which this notice is received by CREF, of all premiums paid for it be refunded to the remitter of the premiums.

         I understand that upon delivering or mailing this notice and the Certificate to CREF, the Certificate is void as of the date of issue and no benefits will be provided under it.

Dated:___________________   Signature:__________________________________________


                                   ---------------------------------------------
                                                  NAME (PLEASE PRINT)

--------------------------------------------------------------------------------